Exhibit 4.41

Portions of this exhibit marked [*] are omitted and requested to be treated confidentially.

AMENDMENT NO. 2

to

DEVELOPMENT AND LICENSE AGREEMENT

between

GLAXO GROUP LIMITED

and

ADHEREX TECHNOLOGIES INC.

THIS AMENDMENT NO. 2 (this “Second Amendment”) effective on this 23rd day of June, 2006 (the “Second Amendment Effective Date”), is entered into by and between Glaxo Group Limited, a company organized under the laws of England and Wales, having its registered office at GlaxoWellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN United Kingdom (“GGL”) and Adherex Technologies Inc., a company organized under the laws of Canada and having an office located at 4620 Creekstone Drive, Suite 200, Durham, North Carolina, 27703 USA (“Adherex”):

RECITALS

A. The Parties entered into the Development and License Agreement, effective as of July 14, 2005 (the “Agreement”).

B. The Parties entered into Amendment No. 1 to the Agreement, effective December 20, 2005, relating to the Exherin™ Option.

C. The Parties now desire to further amend the Agreement in certain respects on the terms and conditions set forth below.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the Parties, intending to be legally bound, hereby amend the Agreement and otherwise agree as follows:

1. Defined Terms. All terms used in this Second Amendment but not defined herein shall have the same meaning as set forth in the Agreement.

2. Addition of Section 1.98. The following definition is hereby added to the end of Article 1 of the Agreement to read in its entirety as follows:

“1.98 “Option E” means the GGL Option described in Section 2.4.8.”

3. Addition of Section 1.99. The following definition is hereby added to the end of Article 1 of the Agreement to read in its entirety as follows:

“1.99 “Eniluracil [*] Clinical Trials” means those [*] Clinical Trials referred to hereunder as [*] and [*] for Eniluracil conducted by Adherex, as further described in Appendix 9, attached hereto and incorporated herein. For greater certainty, it does not include the [*] Clinical Trial referred to hereunder as [*], as further described in Appendix 9.”

4. Addition of Section 1.100. The following definition is hereby added to the end of Article 1 of the Agreement to read in its entirety as follows:

“1.100 “[*] Studies” means those [*] studies on Eniluracil conducted by Adherex as further described in Appendix 10, attached hereto and incorporated herein.”

5. Addition of Section 1.101. The following definition is hereby added to the end of Article 1 of the Agreement to read in its entirety as follows:

“1.101 “[*]Trial” means the clinical trial to be conducted by Adherex as further described in Appendix 11, the current outline of which is attached hereto and incorporated herein.”

6. Amendment of Section 1.36. Section 1.36 is hereby amended and restated in its entirety to read follows:

“1.36. “GGL Option(s)” means any of Option B, Option C, or Option E which permit GGL to assume Development and Commercialization of Eniluracil and Products from Adherex as set forth in Section 2.4.”

7. Deletion of Section 1.64. Section 1.64 (“Option A”) is hereby deleted in its entirety from the Agreement.

8. Deletion of Section 1.82. Section 1.82 (“[*] Trial”) is hereby deleted in its entirety from the Agreement.

9. Amendment of Section 1.95. Section 1.95 of the Agreement is hereby amended and restated in its entirety to read follows:

“1.95 “Trials” means Phase I, Phase II, Phase III, and [*] Trial, as applicable.”

10. Amendment of Section 2.1.1. Section 2.1.1 of the Agreement is hereby amended and restated in its entirety to read follows:

“2.1.1. [*] Trial. Adherex shall conduct the [*] Trial in accordance with the specifics set forth in Appendix 11.”

[*]	Confidential treatment requested; certain information omitted and filed separately with the SEC.

11. Amendment of Section 2.2.1. Section 2.2.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“2.2.1 Diligence Milestones

Milestone	Milestone Date
[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

With respect to the second and fourth milestones described above, the accomplishment of such milestone in [*] shall be deemed to be the achievement of such milestone, and Licensee shall not be required to satisfy such milestone for [*] under this Section 2.2.1. If and when Adherex is the Licensee, the dates specified above as applied to Adherex assume the materials transferred to Adherex by GGL under Section 2.5 below conform to the specifications of study drug in the GGL US IND (as defined in Section 7.2) and may reasonably be used by Adherex in Development for the accomplishment of such milestones. If such materials do not conform to such specifications, or cannot otherwise reasonably be used by Adherex for the accomplishment of such Development milestones, the dates specified above as they apply to Adherex shall be extended by a reasonable period of time as necessary to permit Adherex to obtain alternative supplies of such materials in quantities and of qualities reasonably sufficient to accomplish those Development milestones. Similarly, if, at the time GGL exercises a GGL Option, GGL does not have sufficient quantities of materials to resume Development of a Product, the dates above as they apply to GGL shall be extended by a reasonable period of time as necessary to permit GGL to obtain alternative supplies of such materials in quantities and of qualities reasonably sufficient to accomplish those Development milestones.”

12. Amendment to Section 2.4.1. Section 2.4.1 of the Agreement is hereby deleted in its entirety thereby making Option A null and void.

[*]	Confidential treatment requested; certain information omitted and filed separately with the SEC.

13. Amendment to Section 2.4.2. Section 2.4.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

“2.4.2 Option B. Following completion by Adherex of [*], GGL shall have the right, for a limited period of time as further described below, to terminate Adherex’s license to the Product set forth in Section 4.1 in its entirety and be granted an exclusive license by Adherex under Section 4.2 to research, Develop, make, have made, use, and Commercialize Eniluracil and Products for all indications in all dosage forms and combinations, formulations, presentations, line extensions and package configurations in all countries of the Territory in which there is a Valid Claim of the GGL Patents, Adherex Patents, or any Joint Invention Patents. Adherex shall notify GGL in writing within ten (10) business days of completion of [*] (such notice, the “Option B Notice”), and shall promptly provide GGL with information regarding [*] reasonably necessary for GGL to decide whether or not to exercise its Option including, at a minimum, [*], and any further information in Adherex’s possession reasonably requested by GGL. Upon GGL’s exercise of Option B within the time period described below, Adherex shall cease all development and commercialization of Eniluracil and the Product in all countries of the Territory in which there is a Valid Claim of the GGL Patents, Adherex Patents, or any Joint Invention Patents. GGL shall provide Adherex with written notice of its decision whether to exercise Option B within [*] of Adherex’s notice to GGL of completion of [*] and provision to GGL by Adherex of [*] in accordance with this Section 2.4.2. If GGL does not exercise Option B within such [*] period, Option B shall expire, and GGL shall have no further rights under this Section 2.4.2.”

14. Amendment to Section 2.4.3. Section 2.4.3 is hereby amended and restated in its entirety to read as follows:

“2.4.3 Option C. Upon Adherex’s [*] and [*], if GGL has not exercised Option B or Option E, GGL shall have the right, for a limited period of time as further described below, to terminate Adherex’s license to the Product set forth in Section 4.1 in its entirety and be granted an exclusive license by Adherex under Section 4.2 to research, Develop, make, have made, use, and Commercialize Eniluracil and Products for all indications in all dosage forms and combinations, formulations, presentations, line extensions and package configurations in all countries of the Territory in which there is a Valid Claim of the GGL Patents, Adherex Patents, or any Joint Invention Patents. Adherex shall notify GGL within ten (10)

[*]	Confidential treatment requested; certain information omitted and filed separately with the SEC.

business days of the [*] (such notice, the “Option C Notice”). Adherex shall also promptly provide GGL with [*] if and as requested by GGL. Upon GGL’s exercise of Option C within the time period described below and subject to Section 2.4.6, Adherex shall cease all Development and Commercialization of Eniluracil and the Product in all countries of the Territory in which there is a Valid Claim of the GGL Patents, Adherex Patents, or any Joint Invention Patents. GGL shall provide Adherex with written notice of its decision whether to exercise Option C within [*] of receipt of the Option C Notice from Adherex. If GGL does not exercise Option C within such [*] period, Option C shall expire, and GGL shall have no further rights under this Section 2.4.3.”

15. Amendment to Section 2.4.7. Section 2.4.7 is hereby amended and restated in its entirety to read as follows:

“2.4.7 Reimbursement of Costs Incurred With Respect to GGL Option Period. If GGL exercises Option B, Option C or Option E, respectively, GGL shall reimburse Adherex for all amounts approved by GGL in writing and incurred or expended by Adherex during the [*] period following Adherex’s provision of the Option B Notice, Option C Notice, or the Option E Notice, respectively, with respect to the Development or Commercialization of Eniluracil and any Products during the applicable time period, including but not limited to any amounts incurred under the contracts referenced in Section 4.3.3 that are assumed by GGL, following provision to GGL of the Option B Notice, Option C Notice or Option E Notice, respectively.”

16. Addition of Section 2.4.8. Section 2.4.8 is hereby added to the Agreement to read in its entirety as follows:

“2.4.8 Option E. Following completion by Adherex of the [*] Trial, if GGL has not exercised Option B or Option C, GGL shall have the right, for a limited period of time as further described below, to terminate Adherex’s license to the Product set forth in Section 4.1 in its entirety and be granted an exclusive license by Adherex under Section 4.2 to research, Develop, make, have made, use, and Commercialize Eniluracil and Products for all indications in all dosage forms and combinations, formulations, presentations, line extensions and package configurations in all countries of the Territory in which there is a Valid Claim of the GGL Patents, Adherex Patents, or any Joint Invention Patents. Adherex shall notify GGL in writing within ten (10) business days of completion of the

[*]	Confidential treatment requested; certain information omitted and filed separately with the SEC.

[*] Trial for Eniluracil, [*] (such notice, the “Option E Notice”), and shall promptly provide GGL with information regarding such trial reasonably necessary for GGL to decide whether or not to exercise its Option including, at a minimum, [*], and any further information in Adherex’s possession reasonably requested by GGL. Upon GGL’s exercise of Option E within the time period described below, Adherex shall cease all development and commercialization of Eniluracil and the Product in all countries of the Territory in which there is a Valid Claim of the GGL Patents, Adherex Patents, or any Joint Invention Patents. GGL shall provide Adherex with written notice of its decision whether to exercise Option E within [*] of Adherex’s notice to GGL of completion of the [*] Trial for Eniluracil and provision to GGL by Adherex of [*] regarding such Trial in accordance with this Section 2.4.8. If GGL does not exercise Option E within such [*] period, Option E shall expire, and GGL shall have no further rights under this Section 2.4.8.”

17. Amendment to Section 3.1.1. Section 3.1.1 is hereby amended and restated in its entirety to read as follows:

“3.1.1 Formation of Transition Team. If GGL exercises Option C or Option E, the Joint Steering Committee shall form a Transition Team (the “Transition Team”) comprised of equal representatives of Adherex and GGL. The Transition Team shall oversee the orderly and efficient transition of Development and Commercialization on Eniluracil and Products from Adherex to GGL and shall ensure the transfer of materials and information and provision of assistance from Adherex to GGL as set forth in Section 7.8. The Transition Team shall determine which ongoing Trials of Adherex shall be transferred to GGL and shall work to ensure uninterrupted provision of Eniluracil to patients receiving Eniluracil under any Trials conducted by Adherex at the time GGL exercises Option C or Option E.”

18. Amendment to Section 4.1.1. Section 4.1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“4.1.1 Termination of License to Adherex. Notwithstanding Section 4.1, the license granted by GGL to Adherex pursuant to Section 4.1 shall terminate immediately upon the earliest to occur of:

(a) the date GGL exercises Option B, Option C, or Option E, in accordance with the provisions of Section 2.4.2, 2.4.3 or 2.4.8, as applicable;

[*]	Confidential treatment requested; certain information omitted and filed separately with the SEC.

(b) the date Adherex notifies GGL that Adherex does not intend to Develop or Commercialize, or continue to Develop or Commercialize, any Products, such notice to be made promptly after Adherex makes such determination; or

(c) in the event Adherex has not exercised Diligent Efforts to Develop or Commercialize a Product, the date GGL notifies Adherex that Adherex has not exercised Diligent Efforts to Develop or Commercialize a Product, subject to the applicable cure period provided in Section 15.2 and the dispute resolution provisions in Section 16.6.”

19. Amendment to Section 7.8.1. Section 7.8.1 is hereby amended and restated in its entirety to read follows:

“7.8.1 By Adherex. Within forty-five (45) days after GGL’s written notification to Adherex that it has chosen to exercise either Option B, Option C or Option E, Adherex shall immediately transfer to GGL, at Adherex’s cost and expense, all available amounts of Eniluracil drug substance and all other Adherex Know How reasonably available to Adherex that will assist GGL in the Development and Commercialization of Eniluracil and Products; provided, however, that Adherex shall be able to retain a reasonable amount of Eniluracil and/or Product for its internal research purposes; provided, further, that any research to be conducted by Adherex after exercise by GGL of an Option shall be done only with the prior written consent of GGL, such consent not to be unreasonably withheld. In addition, on GGL’s exercise of an Option, Adherex will provide, at a minimum, the materials and assistance set forth in Appendix 6, attached hereto and incorporated herein. On GGL’s exercise of an Option, at GGL’s request and Adherex’s expense, Adherex shall also transfer to GGL all INDs and other regulatory filings including any [*] made by Adherex or its Affiliates relating to Eniluracil or a Product free and clear of any and all liens, claims, and encumbrances. If, pursuant to Section 2.4.6, GGL requests that Adherex continue to prosecute and defend [*] after GGL’s exercise of Option C, GGL and Adherex shall agree in good faith on a reasonably appropriate timeframe for the transfer of [*]. After GGL’s exercise of a GGL Option and in connection with the transfer of any regulatory filings or information, Adherex shall provide GGL, at no cost to GGL as detailed in Appendix 7, and subject to GGL’s use of commercially reasonable efforts to become enabled with respect to the Development and Commercialization of Products, reasonable assistance as requested by GGL to permit GGL to respond to any governmental inquiries regarding any regulatory filings transferred by Adherex to GGL.”

[*]	Confidential treatment requested; certain information omitted and filed separately with the SEC.

20. Amendment to Section 8.1. Section 8.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“8.1 Development Milestone Payments. In consideration for the license granted to Adherex under the GGL Patents and GGL Know How and the license which may be granted to GGL under the Adherex Patents and Adherex Know How, each Party will pay to the other the non-refundable, non-creditable Milestone Payments as specified in Section 8.1.1 and 8.1.2 within forty-five (45) days following notification of achievement of the particular milestone and receipt from the other Party of an invoice for the milestone amount. In the event a Party achieves a Development milestone specified below, such Party will promptly, but in no event more than ten (10) days after the achievement of each such milestone, notify the other Party in writing of the achievement of same. Notwithstanding the foregoing, if one or more milestone(s) do(es) not occur (e.g., for Option B, [*], but a later milestone is achieved (e.g., [*]), then all previous milestone(s) for which the applicable milestone payment(s) has (have) not been made will be paid at the time of achievement of such subsequent milestone (e.g., if [*] is received without the requirement of completing the [*], then both [*] milestone and the [*] milestone would be paid following receipt of the [*]). The Milestone Payments will be made only one time for a Product regardless of how many times such Development milestones are achieved for such Product and will be payable only for the first Product to reach that milestone; provided, however, that, notwithstanding the foregoing, where a Milestone Payment is payable for [*] as specifically identified below, the Milestone Payment will be made each time a Product [*]. All milestone payments will apply whether Products are single or Combination Products; provided, however, that if a particular milestone has already been achieved for a Product, the same milestone shall not be payable for a Combination Product which incorporates the Product or incorporates as one of its constituent APIs an API incorporated in the Product.”

21. Amendment to Section 8.1.2. Section 8.1.2 is hereby amended and restated in its entirety to read follows:

“8.1.2 Development Milestones to Adherex. If GGL exercises any of the GGL Options, it shall make the following Milestone Payments to Adherex upon the achievement of the indicated Development milestone

[*]	Confidential treatment requested; certain information omitted and filed separately with the SEC.

under such Option for the first Product to achieve such milestone and, as indicated, for each [*]. For clarity, if GGL exercises an Option, it shall have no obligation to pay any Development milestone identified under an Option that GGL did not exercise, but GGL shall be required to pay all Development milestones identified under the Option exercised regardless of when the milestones were achieved, prior to or after exercise of the Option.

GGL exercises OPTION B:

Milestone	Amount
[*]	US$[*]
[*]	US$[*]
[*]	US$[*]
[*]	US$[*]

GGL exercises OPTION C:

Milestone	Amount
[*]	US$[*]
[*]	US$[*]
[*]	US$[*]

GGL exercises OPTION E:

Milestone	Amount
[*]	US$[*]
[*]	US$[*]
[*]	US$[*]”

22. Amendment of Section 8.4. Section 8.4 is hereby amended and restated in its entirety to read follows:

“8.4 Royalties to Adherex on GGL Exercise of GGL Option. As further consideration for the acquisition of license rights under the Adherex Patents under Section 4.2, and in those countries of the Territory

[*]	Confidential treatment requested; certain information omitted and filed separately with the SEC.

in which there is a Valid Claim of a GGL Patent or an Adherex Patent claiming the manufacture, use or sale of Product in the country of sale at the time such Net Sales occur, and if GGL exercises any of the GGL Options, GGL shall pay Adherex, within forty-five (45) days following the end of each calendar quarter, a tiered royalty based on year-to-date, Annual Net Sales of each Product, on a Product by Product basis, for the previous calendar quarter, at the rates specified below. For the avoidance of doubt, different Products containing the same API(s) (including but not limited to Combination Products and novel formulations) will not be deemed to be one and the same Product for the purposes of calculating total aggregate Net Sales and associated royalties on Annual Net Sales for purposes of this Section 8.4. All royalties on Annual Net Sales will apply whether a Product is Developed and Commercialized as a single or Combination Product.

If GGL exercises OPTION B:

Annual Net Sales	Percentage of Annual Net Sales
Annual Net Sales [*]	[*]%
Annual Net Sales [*]	[*]%

If GGL exercises OPTION C:

Annual Net Sales	Percentage of Annual Net Sales
Annual Net Sales [*]	[*]%
Annual Net Sales [*]	[*]%

If GGL exercises OPTION E:

Annual Net Sales	Percentage of Annual Net Sales
Annual Net Sales [*]	[*]%
Annual Net Sales [*]	[*]%

For clarification, the royalty rates set forth in this Section 8.4 are meant to be applied in turn, with the higher royalty rate to be applied on incremental Net Sales above the lower threshold. By way of example, under Option B, [*], subject to Sections 8.4.1 and 8.4.2.”

23. Amendment of Section 8.4.2. Section 8.4.2 is hereby amended and restated in its entirety to read follows:

“8.4.2 [*].”

[*]	Confidential treatment requested; certain information omitted and filed separately with the SEC.

24. Amendment to Section 13.2. Section 13.2 of the Agreement is hereby amended and restated in its entirety to read follows:

“13.2 Royalties to Adherex on Exercise or Expiration of GGL Option. If GGL exercises any of the GGL Options, GGL will pay Adherex the following percentages of any royalties that GGL receives from [*] on Net Sales by [*] of Product in the [*] Territory:

(a) If GGL exercises Option B, GGL will pay Adherex [*] percent ([*]%) of any royalties received by GGL from [*];

(b) If GGL exercises Option C, GGL will pay Adherex [*] percent ([*]%) of any royalties received by GGL from [*]; and

(c) If GGL exercises Option E, GGL will pay Adherex [*] percent ([*]%) of any royalties received by GGL from [*].”

25. Amendment to Section 15.4.1. Section 15.4.1 is hereby amended and restated in its entirety to read follows:

“15.4.1 Effect of Termination for Material Breach.

(a) Material Breach by GGL. In the event this Agreement is terminated by Adherex pursuant to Section 15.3 for material breach by GGL:

(i) Prior to exercise of a GGL Option, all licenses granted by GGL to Adherex and its Affiliates under this Agreement prior to termination will survive, subject to Adherex’s continued obligation to pay milestones, royalties, portions of any amounts recovered from Third Parties in settlement or as recovery for infringement, and a portion of any amounts received under the [*] Agreements to GGL hereunder if Adherex continues the Development and Commercialization of Eniluracil or a Product consistent with Sections 8.1.1, 8.2.2, 8.3, 8.5.3, 12.2, and 13.1.1, subject to any adjustments to such amounts consistent with Sections 8.6 through 8.10; or

(ii) After exercise of a GGL Option, Adherex shall become the Licensee by virtue of such termination and shall have the right to continue Development and Commercialization of Eniluracil or a Product, by itself or its Affiliates or through a Third Party, subject to

[*]	Confidential treatment requested; certain information omitted and filed separately with the SEC.

Adherex’s continued obligation to pay milestones, royalties, portions of any amounts recovered from Third Parties in settlement or as recovery for infringement, and a portion of any amounts received under the [*] Agreements to GGL hereunder consistent with Sections 8.1.1, 8.2.2, 8.3, 8.5.3, 12.2, and 13.1.1, subject to any adjustments to such amounts consistent with Sections 8.6 through 8.10; and

(iii) Regardless of timing,

(I) All licenses granted by Adherex to GGL or its Affiliates under this Agreement will terminate;

(II) Adherex will retain all of its rights to bring an action against GGL for damages and any other available remedies in law or equity and will be entitled to set-off against any monies payable to GGL hereunder against all amounts Adherex reasonably believes constitute its damages incurred by such breach, subject to final judicial resolution or settlement;

(III) GGL, at its sole expense, will promptly transfer to Adherex, or will cause its designee(s) to transfer to Adherex, ownership of all regulatory filings, approvals, correspondence, and conversation logs made or filed for each Product (to the extent that any are held in GGL’s or such designee(s)’s name and to the extent not previously transferred to Adherex) (collectively, “GGL Filings”), such transfer to be as permitted by applicable Laws, and GGL will otherwise fully cooperate to permit Adherex to fully exercise its rights hereunder; and

(IV) GGL, at its sole expense, promptly shall return to Adherex, or destroy at Adherex’s request, all relevant records and materials in its possession or control containing Confidential Information of Adherex; provided, however, that GGL may keep one copy of such Confidential Information for archival purposes only in accordance with Section 10.5.

(b) Material Breach by Adherex. In the event this Agreement is terminated by GGL pursuant to Section 15.3 for material breach by Adherex:

(1) Termination by GGL for Material Breach Prior to Exercise or Expiration of GGL Option B and GGL Option E:

[*]	Confidential treatment requested; certain information omitted and filed separately with the SEC.

(i) All licenses granted by Adherex to GGL or its Affiliates under this Agreement prior to termination will terminate;

(ii) All licenses granted by GGL to Adherex under this Agreement will terminate;

(iii) GGL shall have the right, in the absence of any Valid Claims of any Adherex Patents which would be infringed by, or the use of any Adherex Know-How which is not in the public domain in, the Development or Commercialization of Eniluracil or a Product, to continue Development and Commercialization of Eniluracil or a Product, by itself or its Affiliates or through a Third Party, provided,

(I) GGL shall not by virtue of such termination have or be granted any licenses from Adherex; and

(II) GGL shall not be obligated to pay any milestones or royalties to Adherex hereunder if, in the absence of any Valid Claims of any Adherex Patents which would be infringed by, or the use of any Adherex Know-How which is not in the public domain in, the Development or Commercialization of Eniluracil or a Product, GGL continues the Development and Commercialization of Eniluracil or a Product other than royalties pursuant to Section 8.5.3, which shall be payable to Adherex based on any Net Sales of any Product enjoying Regulatory Exclusivity due to an [*];

(iv) GGL will retain all of its rights to bring an action against Adherex for damages and any other available remedies in law or equity and will be entitled to set-off against any monies payable to Adherex hereunder against all amounts GGL reasonably believes constitute its damages incurred by such breach, subject to final judicial resolution or settlement;

(v) Adherex, at its sole expense, promptly shall return to GGL, or destroy at GGL’s request, all relevant records and materials in its possession or control containing Confidential Information of GGL; provided, however, that Adherex may keep one copy of such Confidential Information for archival purposes only in accordance with Section 10.5.

[*]	Confidential treatment requested; certain information omitted and filed separately with the SEC.

(2) Termination by GGL for Material Breach at Any Time After Expiration of GGL Option B and GGL Option E:

(i) All licenses granted by Adherex to GGL or its Affiliates under this Agreement prior to termination will survive, subject to GGL’s continued obligation to pay milestones and royalties to Adherex hereunder if GGL continues the Development and Commercialization of Eniluracil or a Product consistent with Sections 8.1.2 (Option C), 8.2.1, 8.4, 8.5.3, 12.2, and 13.2, subject to any adjustments to such amounts consistent with Sections 8.6 through 8.10;

(ii) All licenses granted by GGL to Adherex under this Agreement will terminate;

(iii) GGL shall have the right to continue Development and Commercialization of Eniluracil or a Product, by itself or its Affiliates or through a Third Party, provided,

(I) if, at the time of such termination, GGL does not have any licenses from Adherex, GGL shall become the Licensee by virtue of such termination, and

(II) GGL shall be obligated to pay milestones, royalties, portions of any amounts recovered from Third Parties in settlement or as recovery for infringement, and a portion of any amounts received under the [*] Agreements to Adherex hereunder if GGL continues the Development and Commercialization of Eniluracil or a Product consistent with Sections 8.1.2 (Option C), 8.2.1, 8.4, 8.5.3, 12.2, and 13.2, subject to any adjustments to such amounts consistent with Sections 8.6 through 8.10;

(iv) GGL will retain all of its rights to bring an action against Adherex for damages and any other available remedies in law or equity and will be entitled to set-off against any monies payable to Adherex hereunder against all amounts GGL reasonably believes constitute its damages incurred by such breach, subject to final judicial resolution or settlement;

(v) Adherex, at its sole expense, will promptly transfer to GGL, or will cause its designee(s) to transfer to GGL, ownership of all regulatory filings, approvals, correspondence, all Trial information and data, and conversation logs made or filed for each Product (to the extent that any are held in Adherex’s or such designee(s)’s name)

[*]	Confidential treatment requested; certain information omitted and filed separately with the SEC.

and information and data set forth in Appendix 7, to the extent not previously transferred to GGL (collectively, “Adherex Filings”), such transfer to be as permitted by applicable Laws, and Adherex will otherwise fully cooperate to permit GGL to fully exercise its rights hereunder; and

(vi) Adherex, at its sole expense, promptly shall return to GGL, or destroy at GGL’s request, all relevant records and materials in its possession or control containing Confidential Information of GGL; provided, however, that Adherex may keep one copy of such Confidential Information for archival purposes only in accordance with Section 10.5.”

26. Deletion of Appendix 5. Appendix 5 is hereby deleted in its entirety from the Agreement.

27. Amendment to Appendix 7. Appendix 7 is hereby amended and restated in its entirety to read as follows:

“APPENDIX 7

MATERIALS AND SUPPORT TO BE PROVIDED TO GGL OR ITS

AFFILIATE BY ADHEREX ON EXERCISE OF GGL OPTIONS

On Exercise of Option B:

•	[*];

•	[*]

•	[*].

On Exercise of Option C*:

•	[*]

•	[*]

•	[*]:

[*];

[*];

[*];

[*];

[*]	Confidential treatment requested; certain information omitted and filed separately with the SEC.

[*];

[*]

•	[*];

•	[*];

•	[*];

•	[*];

•	[*];

•	[*];

•	[*];

•	[*];

•	[*]

•	[*]

*	[*]

On Exercise of Option E:

•	[*].

•	[*]

[*]

[*]

[*]

[*]

[*]

•	[*]

•	[*]

[*]	Confidential treatment requested; certain information omitted and filed separately with the SEC.

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]”

28. Addition of Appendices. Appendices 9, 10 and 11 attached hereto are hereby added in their entirety to the Agreement by this Second Amendment and incorporated by reference herein.

29. Binding Effect. This Second Amendment shall be binding upon and inure to the benefit of the Parties hereto, their permitted successors, legal representatives and assigns.

30. Waiver. No waiver of any term or condition of this Second Amendment will be effective unless set forth in a written instrument that explicitly refers to this Second Amendment that is duly executed by or on behalf of the waiving Party. No waiver by any Party of any term or condition of this Second Amendment, in any one or more instances, will be deemed to be or construed as a waiver of the same or any other term or condition of this Second Amendment on any prior, concurrent or future occasion. Except as expressly set forth in this Second Amendment, all rights and remedies available to a Party, whether under this Second Amendment or afforded by Law or otherwise, will be cumulative and not in the alternative to any other rights or remedies that may be available to such Party.

31. Severability. If any provision of this Seond Amendment is held to be invalid, illegal or unenforceable in any respect, that provision will be limited or eliminated to the minimum extent necessary so that this Second Amendment will otherwise remain in full force and effect and enforceable.

[*]	Confidential treatment requested; certain information omitted and filed separately with the SEC.

32. Governing Law. This Seond Amendment will be construed, and the respective rights of the Parties determined, according to the substantive law of the State of North Carolina without regard to the provisions governing conflict of laws.

33. Counterparts. This Second Amendment may be executed in any two counterparts, each of which, when executed, will be deemed to be an original and both of which together will constitute one and the same document.

IN WITNESS WHEREOF, Glaxo Group Limited and Adherex Technologies Inc., by their duly authorized representatives, have executed this Amendment No. 2 as of the Second Amendment Effective Date.

GLAXO GROUP LIMITED		ADHEREX TECHNOLOGIES INC.

By:	/s/ Paul Williamson	By:	/s/ William P. Peters
Name:	Paul Williamson	Name:	William P. Peters, M.D., Ph.D., MBA
Title:	for and on behalf of Edinburgh	Title:	Chairman and CEO
Pharmaceutical Industries Limited
Corporate Director

APPENDIX 9

ENILURACIL [*] CLINICAL TRIALS

1.	[*]

2.	[*]

3.	[*]

[*]	Confidential treatment requested; certain information omitted and filed separately with the SEC.

APPENDIX 10

[*] STUDIES

1.	[*].

2.	[*].

[*]	Confidential treatment requested; certain information omitted and filed separately with the SEC.

APPENDIX 11

[*]TRIAL

[*]

[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

[*]	Confidential treatment requested; certain information omitted and filed separately with the SEC.